As filed with the Securities and Exchange Commission on July 12, 2001
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PRIMELINK SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                                72-1186845
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

               10135 Hereford Road
               Folsom, LA                                         70437
      (Address of principal executive offices)                  (Zip Code)


                        PROFESSIONAL SERVICES CONSULTING
                         AGREEMENT WITH RANDALL A. DREW
                            AND C. CHRISTOPHER KESSEN
                            (Full title of the plan)



                             John R. Wade, President
                             PRIMELINK SYSTEMS, INC.
                               10135 Hereford Road
                                Folsom, LA 70437
                     (Name and address of agent for service)

                                    COPY TO:

                            James M. Schneider, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                              Proposed                  Proposed
                                                              maximum                   maximum
                                                              offering                  aggregate                  Amount of
Title of securities                 Amount to be              price per                 offering                   registration
to be registered                    registered                share                     price                      fee

====================================================================================================================================
COMPENSATORY STOCK ISSUED TO SELLING SECURITYHOLDERS
Common Stock, $0.001
par value per share                 300,000                   $2.00                     $600,000                   $150.00*

-----------------
* Calculated in accordance with Rule 457 based upon not lower than the average of the closing bid and asked prices on July 11, 2001.

PROSPECTUS


                             PRIMELINK SYSTEMS, INC.

                         300,000 SHARES OF COMMON STOCK


         This prospectus forms a part of a registration statement which registers an aggregate of 300,000 shares of common stock, that are collectively referred to as the "Shares," of Primelink Systems, Inc. ("Primelink", "Company", "we", "us" or "our"). The Shares have been issued to Messrs. Randall A. Drew and
C. Christopher Kessen, pursuant to an Agreement dated July 2, 2001. Messrs. Drew and Kessen are sometimes referred to collectively as the "selling securityholders." The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholders.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                   ----------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                                   ----------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


                  The date of this prospectus is July 12, 2001

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 13, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 15, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Primelink Systems, Inc., 10135 Hereford Road, Folsom, Louisiana 70437.


                                   THE COMPANY

         THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

ADDITIONAL FACTORS THAT MAY AFFECT OPERATING RESULTS

         In evaluating us, the following risk factors should be considered:

THE INDUSTRIES WE SERVE ARE SUBJECT TO RAPID TECHNOLOGICAL AND REGULATORY CHANGE

         We derive and anticipate that we will continue to derive a substantial portion of our revenue from customers in the telecommunications industry. The telecommunications industry is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. New or developing technologies could displace the wireline systems used for the transmission of voice, video and data, and improvements in existing technology may allow telecommunications providers to significantly improve their networks without physically upgrading them. Additionally, the telecommunications industry has been characterized by a high level of consolidation that may result in the loss of one or more customers. Loss of customers will have a material adverse affect on our operations.

THE VOLUME OF WORK WE RECEIVE FROM OUR CUSTOMERS IS DEPENDENT ON THEIR FINANCIAL RESOURCES AND ABILITY TO OBTAIN CAPITAL

         The volume of work awarded under contracts with certain of our telecommunications customers is subject to periodic appropriations or rate increase approvals during each contract's term. If a customer of ours fails to receive sufficient appropriations or rate increase approvals, that customer could reduce the volume of work that it awards to us or delay its payments to us. These outcomes could affect us negatively. In addition, a number of other factors, including financing conditions for the industry, could adversely affect our customers and their ability or willingness to fund capital expenditures in the future. These factors could also have a material adverse effect on our results of operations.

WE FACE NUMEROUS COMPETITORS, AND POTENTIAL COMPETITORS FACE FEW BARRIERS TO
ENTRY

         The industries in which we operate are highly competitive and we compete with other companies in most of the markets in which we operate. We may also face competition from existing or prospective customers who employ in-house personnel to perform some of the same types of services as we provide. There are relatively few significant barriers to entry into the markets in which we operate, and as a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Competition will affect the operating results we are able to achieve.

MANY OF OUR CONTRACTS MAY BE CANCELED ON SHORT NOTICE, AND WE MAY BE UNSUCCESSFUL IN REPLACING OUR CONTRACTS AS THEY ARE COMPLETED OR EXPIRE

         We provide a significant portion of our services on a non-recurring, project by project basis. We could experience a material adverse effect on our results of operations and financial condition if:

         o        our customers cancel a significant number of contracts;

         o we fail to win a significant number of our existing contracts upon re-bid; or

         o we complete the required work under a significant number of our non-recurring projects and cannot replace them with similar projects.

WE EXPERIENCE VARIATIONS IN REVENUE AND NET INCOME AS WE COMMENCE OR COMPLETE
WORK

         Our contracts typically require significant start-up costs in one quarterly period, but we typically do not realize the benefit of the contractual revenue until subsequent periods. The completion of major contracts may affect our quarterly results for similar reasons. In addition, the amount and type of work that we perform at any given time and the general mix of customers for which we perform work can vary significantly from quarter to quarter, affecting our quarterly results.

IF WE ARE UNABLE TO EXPAND OUR INFRASTRUCTURE, WE WILL NOT BE SUCCESSFUL IN MANAGING OUR RAPID GROWTH

         Our anticipated growth could significantly strain our operational infrastructure and financial resources. To manage our growth effectively, we will need to continuously enhance our information systems and our operational and financial systems and controls. Our business and results of operations may be adversely affected if we are unable to expand and continuously improve our operational infrastructure.

WE MAY HAVE DIFFICULTY IDENTIFYING AND FINANCING ACQUISITIONS

         We have grown rapidly through internal growth and may consider acquisitions of other companies in the future to enhance our growth. We may face increased competition for acquisition candidates which generally raises prices for these targets and lengthens the time required to recoup our investment. Our acquisition strategy presents the risks inherent in:

         o assessing the value, strengths and weaknesses of growth opportunities; and

         o evaluating the costs and uncertain returns of expanding our operations.

         We cannot assure you that:

         o we will be able to identify and acquire appropriate businesses on favorable terms or at all;

         o we will be able to obtain financing for acquisitions on favorable terms if at all; or

         o        the companies that we acquire will perform as we expect.

         Our future acquisitions could also result in:

         o issuing additional shares of our capital stock, which could dilute our existing shareholders,

         o incurring additional debt to finance the acquisitions, which could require us to agree to restrictive covenants and which might limit our operational and financial flexibility; or

         o using our cash, which would reduce the funds we have available for other corporate purposes.

WE MAY HAVE DIFFICULTY INTEGRATING THE BUSINESSES THAT WE ACQUIRE

         Once we have acquired a business, the integration process may require us to change its operating methods and strategies. The integration of an acquired business may divert the attention of its management of the acquired business from its day-to-day responsibilities. We may also become responsible for liabilities of an acquired business that we may not have discovered prior to an acquisition. Any difficulties we encounter in the integration process could reduce the earnings we generate from an acquired business, which may have a material adverse effect on the results of our operations.

WE ARE EFFECTIVELY SELF-INSURED AGAINST MANY POTENTIAL LIABILITIES

         Although we maintain insurance policies with respect to automobile, general liability, workers' compensation and employee group health claims, those policies are generally subject to certain deductibles and policy limits we believe to be appropriate based on our evaluation of risk within our recurring business operations. However, if we were to experience insurance claims or costs above our estimates and were unable to offset such increases with earnings, our business could be materially and adversely affected.

WE ARE CONTROLLED BY A SMALL NUMBER OF OUR EXISTING STOCKHOLDERS

         Our management and members of their families beneficially own more than 35% of the outstanding shares of our common stock. Accordingly, they will remain in a position to effectively:

         o control the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

         o        elect all of the members of our Board of Directors;

         o        prevent or cause a change in our control; and

         o decide whether we will issue additional common stock or other securities or declare dividends.

         These stockholders' ability to exercise significant control over us may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY

         We have experienced and expect to continue to experience quarterly variations in revenues and net income as a result of many factors, including:

         o the timing and volume of customers' construction and maintenance projects;

         o        budgetary spending patterns of customers;

         o the commencement or termination of significant agreements with our customers,

         o costs incurred to support growth internally or through acquisitions;

         o        fluctuations in results of operations caused by acquisitions;

         o changes in our mix of customers, contracts and business activities; and

         o fluctuations in insurance expense accruals due to changes in claims experience.

         Revenues and net income in any calendar quarters have in the past been, and may in the future be, adversely affected by weather conditions and year-end budgetary spending patterns of our customers.

WE DEPEND ON A SMALL GROUP OF KEY CUSTOMERS

         Our customer base is highly concentrated. Our top five customers in fiscal 2000 accounted in the aggregate for almost all of our total contract revenues. We believe that a substantial portion of our contract revenues and operating income will continue to be derived from a concentrated group of key customers. The loss of any key customer, if not replaced, could have a material adverse effect on our business.

SUCCESSFUL COMPLETION AND UTILIZATION OF OUR FIBER NETWORK DEPENDS ON MANY
FACTORS

         Meeting our business objectives will largely depend on our ability to complete and efficiently market our fiber network. We must also achieve sufficient sales volume with our networks in order to fully realize the expected cash flows, operating efficiencies and cost benefits. The successful completion of our fiber network depends upon many factors, some of which are beyond our control, including:

         o        gaining access to sufficient capital;
         o        obtaining access to rights-of-way;
         o        the timely granting of franchise agreements;
         o        the availability of construction contractors;
         o timing conflicts with other fiber projects which could increase contractor costs;
         o        the pricing and availability of advanced fiber optic cable;
         o        construction delays; and
         o        cost overruns.

         Although we believe that our cost estimates and build out schedule are reasonable, we cannot assure you that the actual construction costs or time required to complete the construction of our fiber network will match our estimates.

INCREASING SUPPLY COULD EXCEED DEMAND AND REDUCE PRICES

         We expect that prices for fiber, bandwidth and data services will decline over the next several years as the deployment of new fiber networks add substantially more supply than in the past. Additionally, technological advances such as dense wave division multiplexing, high speed optical transmission electronics and packet switching will substantially increase the transmission capacity of fiber at much lower costs. We cannot assure you that we will be able to achieve increased sales volumes at acceptable prices and volumes to support our networks. Our financial condition could be adversely affected if we are unable to successfully market the capacity of our network or adequately utilize our network capacity for internal traffic.

WE WILL NEED ADDITIONAL CAPITAL AFTER 2000 TO FINANCE FURTHER EXPANSION OF OUR FIBER NETWORK

         We estimate that our total capital requirements for the next several years will be substantial. We cannot assure you that the anticipated sources of working capital will continue to be available, that we have anticipated all future costs, or that our expected financial resources will be sufficient to cover future expenditures. Our revenues and costs are dependent upon factors that are not within our control, such as regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenues and costs may vary from expected amounts, and such variations are likely to affect our future capital requirements.

         Working capital is expected to be used, among other purposes, for:

         o        expansion of our fiber network;
         o        installation of additional voice and data switches;
         o co-locating in the central offices of local telephone companies;
         o        opening new sales offices; 9

         o        recruiting and training new personnel; and
         o        additional and increased marketing expenses.

         We will need additional capital after 2000 to finance further expansion of our fiber networks. The actual amount and timing of future capital requirements may differ from our estimates, depending on the demand for services, regulatory, technological and competitive developments, new market developments and new opportunities. We may also require additional capital in the future, or sooner than currently anticipated, for new business activities related to our current and planned businesses or in the event we decide to make additional acquisitions or enter into joint ventures and strategic alliances. Sources of additional capital may include cash flow from operations, public and private equity, debt financings, vendor financings and sales of dark fiber or infrastructure. If we fail to generate or raise enough capital, some or all of our future expansion plans may be delayed or abandoned, which could have a material adverse effect on our Company.

OUR COMMON STOCK PRICE MAY BE VOLATILE

         The market price for our Common Stock has been, and may continue to be, highly volatile. Numerous factors could have a significant effect on the market price of our Common Stock. Such factors include the announcements of fluctuations in operating results, new contracts or customers and acquisitions by either us or one of our competitors. The market price of our Common Stock is also influenced by market conditions for telecommunications or telecommunications services company stocks and their service companies in general and by changes in recommendations or earnings estimates by securities analysts. In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our Common Stock.

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

         Future sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Common Stock. As of June 30, 2001, we had outstanding 6,066,223[?] shares of Common Stock, plus 1,400,000 shares of Common Stock reserved for issuance upon exercise of outstanding options, including 1,400,000 options which are currently exercisable. A substantial amount of the outstanding shares of our Common Stock are either freely salable or salable subject to certain volume and manner of sale restrictions pursuant to Rule 144 of the Securities Act of 1933.

DEPENDENCE ON KEY PERSONNEL

         The success of the Company will be largely dependent on the efforts of the members of the management of the Company. While the Company has entered into employment agreements with various members of the management of the Company, there can be no assurance that such persons will continue their employment with the Company. The loss of the services of one or more of such key personnel would have a material adverse effect on the Company. The success of the Company also is dependent upon its ability to hire and retain additional qualified executive, engineering and marketing personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. The Company does not presently have "key man" life insurance with respect to members of its management.

NO DIVIDENDS ANTICIPATED TO BE PAID

         The Company does not anticipate paying cash dividends in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that any earnings which may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders.

LIMITED MARKET FOR THE COMPANY'S SECURITIES

         There is currently only a limited trading market for the Common Stock of the Company. The Common Stock of the Company trades on the OTC Bulletin Board under the symbol "PMLK," which is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ System or the American Stock Exchange (AMEX). While the Company expects to apply for inclusion of its Common Stock either on NASDAQ (Small Cap) or AMEX at such time as its securities comply with applicable criteria for inclusion, there can be no assurances that the Company's Common Stock will ever qualify for inclusion within the NASDAQ or AMEX System or that more than a limited market will ever develop for its Common Stock.

BROKER-DEALER SALES OF SHARES

         The NASDAQ Stock Market, Inc., has entry and maintenance criteria for listing eligibility on The NASDAQ SmallCap Market. The entry standards require at least $5,000,000 in equity or $750,000 in net income in two of the last three years. The entry standards also require a public float of at least 1,000,000 shares, a $5,000,000 market value of public float, a minimum bid price of $4.00 per share, at least 3 market markers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2,500,000 in equity or $500,000 in income in two of the last three years, a public float of at least 500,000 shares, a $1,000,000 market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

         As a result the Company's Common Stock may be covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may also affect the ability of stockholders to sell their shares in the secondary market.


IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE UNITS, INCLUDING THE RISK FACTORS DISCUSSED ABOVE.

                        PROFESSIONAL SERVICES CONSULTING
                        --------------------------------
                         AGREEMENTS WITH RANDALL A. DREW
                         -------------------------------
                            AND C. CHRISTOPHER KESSEN
                            -------------------------

GENERAL

         On July 5, 2001, Primelink entered into a Professional Services Consulting Agreement with Randall A. Drew and C. Christopher Kessen pursuant to which the selling securityholders agree to provide professional consulting services between July 5, 2001 and December 31, 2001 involving not less than 60% of their business time. These services included the following:

         o Advice regarding the introduction, marketing, negotiation and sales of the twelve (12) innner duct system on the Interstate I-49 project;

         o Assisting Primelink with respect to the negotiations with material suppliers and subcontractors related to the "south side" portion of the I-49 project;

         o Advising Primelink regarding the management of contractual negotiations for the construction of the "north side" portion of the I-49 project.

         As compensation for these services, Primelink agreed to issue to the selling securityholders a total of 300,000 shares of Primelink's common stock divided evenly between the selling securityholders.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.

         In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


                        SALES BY SELLING SECURITYHOLDERS

         The following table sets forth

         o        the name of the selling securityholders,

         o the amount of shares of common stock held directly or indirectly,

         o the maximum amount of shares of common stock to be offered by the selling securityholders,

         o the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling Securityholders following completion of such offering.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After             After
Securityholders                   Shares Owned           be Offered           Offering              Offering
---------------                   ------------           ----------         ------------           -----------
Randall A. Drew                     150,000               150,000               -0-                   -

C. Christopher Kessen               150,000               150,000               -0-                   -

The shares reflected above are the shares of common stock to be received under the Professional Services Consulting Agreement.

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholders in connection with sales of securities.

         The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:

         o through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholders to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

         Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

         At the time a particular offer of the securities is made by or on behalf of the selling securityholders, to the extent required, a prospectus is to delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have told the selling securityholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have provided each of the selling securityholders with a copy of these rules. We have also told the selling securityholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

         Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 10,000,000 shares of common stock, $.001 par value per share. As of July 1, 2001, there were issued and outstanding, 6,066,223 shares of common stock and no shares of preferred stock.

         Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.

         Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is North American Transfer Company, 147 West Merrick Road, Freeport, NY 11520. Telephone number
(516) 379-8501.

                                     EXPERTS

         Our consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal years ended December 31, 2000 and December 31, 1999, have been audited by LaPorte, Sehrt, Romig and Hand, Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of LaPorte, Sehrt, Romig and Hand, pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction Primelink is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article SEVENTH of Primelink's Certificate of Incorporation provides as follows:

                  "SEVENTH: The corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This action or suit, threatened, pending or completed, brought by him against the corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the corporation, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the corporation."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.           Incorporation of Documents by Reference
-------           ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         o Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 13, 2001;

         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 15, 2001;

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Primelink Systems, Inc., 10135 Hereford Road, Folsom, Louisiana 70437.

ITEM 4.           Description of Securities
-------           -------------------------

         A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           Interests of Named Experts and Counsel
-------           --------------------------------------

         Not Applicable.

ITEM 6.           Indemnification of Directors and Officers
-------           -----------------------------------------

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction Primelink is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in the manner he or she reasonably believed to be in or non-opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article SEVENTH of Primelink's Certificate of Incorporation provides as follows:

                  "SEVENTH: The corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This action or suit, threatened, pending or completed, brought by him against the corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the corporation, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the corporation."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.           Exemption From Registration Claimed
-------           -----------------------------------

         Inasmuch as the recipient of the Shares was knowledgeable and sophisticated, had access to relevant information pertaining to Primelink and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.           Exhibits
-------           --------

         10.1 Professional Services Consulting Agreement with Randall A. Drew and C. Christopher Kessen.

         23.1     Consent of Independent Certified Public Accountants.

--------------------
*        Filed herewith.

ITEM 9.           Undertakings
-------           ------------

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Folsom, State of Louisiana, on the 12th day of July, 2001.

                                        PRIMELINK SYSTEMS, INC.


                                        By:/s/John R. Wade
                                           ------------------------
                                                 John R. Wade
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Title                                 Date
       ---------                             -----                                 ----

                                       Chief Executive Officer
                                       Chairman of the Board,
/s/John R. Wade                        President, Director and Principal
-------------------------              Executive Officer                         July 12, 2001
John R. Wade



/s/Bob Clemons                         Executive Vice President,
-------------------------              Secretary and Director
Bob Clemons                                                                      July 12, 2001


                                       Treasurer, Director and
/s/Reid Green                          Principal Financial and
-------------------------              Accounting Officer
Reid Green                                                                       July 12, 2001



/s/Danny Majors                        Vice President and
-------------------------              Director
Danny Majors                                                                     July 12, 2001